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                                                                   Exhibit 3.25e

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                              KURTZ GRAVEL COMPANY

                                    ARTICLE I

     SECTION 1. NAME. The name of the Corporation is Kurtz Gravel Company.

                                   ARTICLE II
                             OFFICER AND FISCAL YEAR

     SECTION 1. OFFICES. The registered office of the Corporation shall be located in the State of Michigan at such location as shall be designated from time to time by the Board of Directors. The initial registered office shall be as is set forth on the Articles of Incorporation. The Corporation may also have offices at such other places as the Board of Directors may from time to time appoint or as the business of the Corporation may require.

     SECTION 2. FISCAL YEAR. The Board of Directors shall, within twelve months of the date of the first meeting of directors, adopt an accounting year in accordance with the regulations promulgated under Section 441 of the Internal Revenue Code of 1986, or any statute of similar import.

                                   ARTICLE III
                             SHAREHOLDERS' MEETINGS

     SECTION 1. PLACE OF MEETINGS. Meetings of the shareholders shall be held at the registered office of the Corporation or at any other place (within or without the State of Michigan) the Board of Directors or Shareholders may from time to time select.

     SECTION 2. ANNUAL MEETING. An annual meeting of the shareholders will be held at 1:00 p.m. on the last Wednesday in the last calendar month of each fiscal year, and if such day is a legal holiday, then on the next following secular day that is not a legal holiday, and the shareholders entitled to vote shall elect a Board of Directors and transact other business. If an annual meeting has not been called and held within six months after the time designated for it, any shareholder entitled to vote may call it.

     SECTION 3. SPECIAL MEETINGS. Special Meetings of the shareholders for any purpose or purposes may be called by the President, by a majority of the Board of Directors, or by the holders of one-tenth or more of the shares outstanding and entitled to vote.

     SECTION 4. NOTICE OF MEETINGS. A written or printed notice of each shareholders' meeting, stating the place, day and hour of the meeting, and in case of a special meeting the purpose or purposes of the meeting shall be given by the secretary of the Corporation or by the person authorized to call the meeting, to each shareholder of record entitled to vote at the meeting. This notice shall be sent at least ten days (but not more than sixty days) before the date named for the meeting (unless a greater period of notice is required by law in a particular case) to

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each shareholder by United States mail or by telegram, charges prepaid, to his address appearing on the books of the Corporation.

     SECTION 5. WAIVER OF NOTICE. A shareholder, either before or after a shareholders' meeting, may waive notice of the meeting; and his waiver shall be deemed the equivalent of giving notice. Attendance at a shareholders' meeting, either in person or by proxy, of a person entitled to notice shall constitute a waiver of notice of the meeting, unless he attends for the express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened. Any waiver may be made in writing, signed by the person, or persons entitled to such notice, or by telegram, radiogram or cablegram.

     SECTION 6. VOTING RIGHTS. Subject to the provisions of the law of the State of Michigan and the Articles of Incorporation, each holder of voting common stock in this corporation shall be entitled at each shareholders' meeting to one vote for every share of stock standing in his name on the books of the Corporation; but, transfers of shares that are transferred on the books of the Corporation within ten days next preceding the date set for a meeting shall not be entitled to notice of, or to vote at, the meeting.

     SECTION 7. PROXIES. A shareholder entitled to vote may vote in person or by proxy, executed in writing by the shareholder or by his attorney-in-fact. A proxy shall not be valid after eleven months from the date of its execution unless a longer period is expressly stated in it. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting.

     SECTION 8. QUORUM. The presence, in person or by proxy, of the holder(s) of a majority of the shares outstanding and entitled to vote shall constitute a quorum at meetings of shareholders. At a duly organized meeting, stockholders present can continue to do business until adjournment even though enough stockholders withdraw to leave less than a quorum.

     SECTION 9. ADJOURNMENTS. Any meeting of shareholders may be adjourned. Notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which could have been transacted at the meeting originally called.

     SECTION 10. INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

     Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

     SECTION 11. MANNER OF VOTING. The voting at all meetings of shareholders may be by voice vote or by written ballot, including the election of directors, but upon the request of qualified holders holding at least 10 percent of the issued and outstanding stock of the Corporation, the vote shall be taken by written ballot, each of which shall state the name of the


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shareholder voting and the number of shares voted by the person, and if the ballot be cast by proxy, it shall state the name of the holder of the proxy. If a quorum is present, the affirmative vote of the majority of shares represented at the meetings shall be the act of the shareholders unless the vote of a greater number, or voting by classes, is required by the laws of the State of Michigan, the Articles of Incorporation, or these By-Laws.

                                   ARTICLE IV
                             THE BOARD OF DIRECTORS

     SECTION 1. NUMBER, QUALIFICATIONS AND TERM OF OFFICE. The business and affairs of the Corporation shall be managed by a Board of Directors consisting of three (3) individual(s) as selected by the shareholders. The directors need not be residents of the State of Michigan, or hold shares in this corporation. Each director, except one appointed to fill a vacancy, shall be elected to serve for the term of one year and until his successor shall be elected and shall qualify, or until his prior resignation, death, or removal. The number of directors may be increased or decreased, from time to time, by an amendment to these By-Laws. Any increased number of directors shall be elected by the stockholders at the next regular meeting or at a special meeting called for that purpose. The first Board of Directors shall hold office until the first annual meeting of the shareholders.

     SECTION 2. VACANCIES. Vacancies on the Board of Directors shall be filled by a majority of the remaining members of the board, though less than a quorum. Each director so selected shall serve until his successor is elected by the shareholders at the next annual meeting or at a special meeting earlier called for that purpose. The other members of the Board of Directors may declare vacant the office of a director who is convicted of a felony or who is declared of unsound mind by an order of Court.

     SECTION 3. COMPENSATION. Directors shall not receive a salary for their services as directors; but, by resolution of the board, a fixed sum and expenses of attendance may be allowed for attendance at each meeting of the board. A director may serve the Corporation in a capacity other than that of director and receive compensation for the services rendered in that other capacity.

     SECTION 4. REMOVAL. At a meeting of shareholders called for that purpose, the entire Board of Directors or any individual director may be removed from office without assignment of cause by the vote of a majority of the shares entitled to vote at an election of directors. When any director is removed, a new director may be elected at the same meeting of the shareholders for the unexpired term of such director removed. If the shareholders fail to elect a person to fill the unexpired term of the director removed, such unexpired term shall be considered a vacancy on the board of directors to be filled by the remaining directors.

                                    ARTICLE V
                              MEETINGS OF THE BOARD

     SECTION 1. PLACE OF MEETINGS. The meetings of the Board of Directors may be held at the registered office of the Corporation or (subject to Section 2 of Article V of these by-laws)


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at any place within or without the State of Michigan that a majority of the
Board of Directors may from time to time by resolution appoint.

     SECTION 2. ANNUAL MEETING. The Board of Directors will meet each year immediately after the annual meeting of the shareholders at the place that meeting has been held, to elect officers and consider other business.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the President or by any member of the Board.

     SECTION 4. NOTICE OF MEETINGS. Notice of the annual meetings of the Board of Directors need not be given. Written notice of each special meeting, setting forth the time and place of the meeting shall be given to each director at least three days before the meeting. This notice may be given either personally, or by sending a copy of the notice through the United States mail or by telegram, charges prepaid, to the address of each director appearing on the books of the Corporation.

     SECTION 5. WAIVER OF NOTICE. A director may waive in writing notice of a special meeting of the board either before or after the meeting; and his waiver shall be deemed the equivalent of giving notice. Attendance of a director at a meeting shall constitute waiver of notice of that meeting, unless he attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened. Notice may be waived by written statement, telegram, radiogram, or cablegram.

     SECTION 6. QUORUM. At meetings of the Board of Directors a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business. If a quorum is present, the acts of a majority of the directors in attendance shall be the acts of the board.

     SECTION 7. ADJOURNMENT. A meeting of the Board of Directors may be adjourned. Notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

     SECTION 8. INFORMAL ACTION BY DIRECTORS. If all the directors or members of a committee severally or collectively consent in writing to any action taken or to be taken by the Corporation or committee and the writing or writings evidencing their consent are filed with the secretary of the Corporation, the action shall be as valid as though it had been authorized at a meeting of the board or of the committee.

                                   ARTICLE VI
                         OFFICERS, AGENTS, AND EMPLOYEES

     SECTION 1. OFFICERS. The executive officers of the Corporation shall be chosen by the Board of Directors and shall consist of a Chairman of the Board, President, Vice-President, Secretary, and Treasurer. Other officers, assistant officers, agents and employees that the board


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of Directors from time to time may deem necessary may be elected by the board or be appointed in a manner prescribed by the board.

     Two or more offices may be held by the same person. Officers shall hold office until their successors are chosen and have qualified, unless they are sooner removed from office as provided in these by-Laws, resign, or are deceased.

     SECTION 2. VACANCIES. When a vacancy occurs in one of the executive offices by death, resignation or otherwise, it shall be filled by the Board of Directors. The officer so selected shall hold office until his successor is chosen and qualified.

     SECTION 3. SALARIES. The Board of Directors shall fix the salaries of the officers of the Corporation. The salaries of other agents and employees of the Corporation may be fixed by the Board of Directors or by an officer to whom that function has been delegated by the board.

     In the event that any compensation paid to or for the benefit of a director, officer, or employee, including, but not limited to, salary, contribution to qualified employee benefit plans, commissions, bonuses, interest, rent, travel or entertainment expense, or automobile expense shall be disallowed in whole or in part as a deductible expense by the state or local revenue department, Internal Revenue Service or court of law, such amount shall be reimbursed by said director, officer or employee to the full extent of such disallowance. Such amount shall be repaid to the Corporation within 60 days of final judicial or administrative determination of such disallowance. The Board of Directors of the Corporation shall have the duty to enforce repayment of any such disallowance.

     SECTION 4. REMOVAL OF OFFICERS AND AGENTS. An officer or agent of the Corporation may be removed by a majority vote of the Board of Directors whenever in their judgment the best interests of the Corporation will be served by the removal. The removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 5. CHAIRMAN OF THE BOARD: POWERS AND DUTIES. The Chairman of the Board shall perform such duties as are delegated to such person by the Board of Directors. The Chairman of the Board shall be the presiding officer at all meetings of the stockholders and directors at which the Chairman is present. The Chairman shall see that all orders and resolutions of the Board are carried into effect.

     SECTION 6. PRESIDENT: POWERS AND DUTIES. The President shall be the chief executive officer of the Corporation and shall have general supervision of the business of the Corporation, subject to the control of the Board of Directors. He shall present at each annual meeting of the shareholders a report of the business of the corporation for the preceding fiscal year, and shall perform whatever other duties the Board of Directors may from time to time prescribe. Subject to such rules as may be prescribed by the Board of Directors, the President shall have authority to appoint such agents and employees of the Corporation as he shall deem necessary, and to


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prescribe their powers, duties, compensation, and delegate authority to them;
sign, execute, and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports, and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the Board of Directors. In the absence or disability of the Chairman, the President shall perform the duties of the Chairman.

     SECTION 7. VICE-PRESIDENT: POWERS AND DUTIES. The Vice-President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. He shall also perform whatever duties and have whatever powers the Board of Directors may from time to time assign him.

     SECTION 8. SECRETARY: POWERS AND DUTIES. The Secretary shall attend all meetings of the directors and of the shareholders and shall keep or cause to be kept a true and complete record of the proceedings of those meetings. He shall give, or cause to be given, notice of all meetings of the directors or of the shareholders, and shall perform whatever additional duties the Board of Directors and the President may from time to time prescribe.

     SECTION 9. TREASURER: POWERS AND DUTIES. The Treasurer shall have custody of corporate funds and securities. He shall keep full and accurate accounts of receipts and disbursements, and shall deposit all corporate moneys and other valuable effects in the name and to the credit of the Corporation in a depository or depositories designated by the Board of Directors. He shall disburse the funds of the Corporation and shall render to the President or the Board of Directors, whenever they may require it, an account of his transactions as Treasurer and of the financial condition of the Corporation.

     SECTION 10. DELEGATION OF DUTIES. Whenever an officer is absent or whenever for any reason the Board of Directors may deem it desirable, the board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

     SECTION 11. COMMITTEES. The Board of Directors by resolution adopted by a majority of the directors actually elected and qualified, may designate one or more directors and other persons to constitute an executive committee, and may appoint such other committees as it deems necessary. Each such committee shall have and shall exercise such powers as shall be conferred or authorized by the resolution appointing it. A majority of any such committee may determine its action and may fix the time and place of its meeting unless otherwise provided by the Board of Directors. The Board of Directors shall have the power at any time to fill vacancies in, to change the size and membership of, and to discharge any such committee. Each such committee shall keep a written record of its acts and proceedings, and shall submit such record to the Board of Directors at such times as requested by the Board of Directors.

     SECTION 12. BONDS. The Board of Directors, may by resolution, require any and all of the officers to give bonds to the Corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.


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                                   ARTICLE VII
                  SHARE CERTIFICATES AND THE TRANSFER OF SHARES

     SECTION 1. SHARE CERTIFICATES. The share certificates shall be in a form approved by the Board of Directors. Each certificate shall be signed by the President or the Vice-President and the Secretary. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the Corporation. In case any officer who has signed any certificate for shares shall have ceased to be an officer, whether because of death, resignation, or otherwise before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer as of the date of its issue.

     SECTION 2. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by the laws of Michigan, shall not be bound to recognize any equitable or other claim to or interest in the shares.

     SECTION 3. TRANSFERS OF SHARES. Shares of the Corporation shall only be transferred on its books upon the surrender to the Corporation of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. In that event, the surrendered certificates shall be canceled, new certificates issued to the person entitled to them, and the transaction recorded on the books of the Corporation. The Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of any owner. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and comply with such other regulations as may be prescribed under the authority of the Board of Directors.

     SECTION 4. LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of a certificate alleged to have been destroyed or lost if the owner makes an affidavit that it is destroyed or lost. The board, in its discretion, may as a condition precedent to issuing the new certificate, require the owner to give the Corporation a bond as indemnity against any claim that may be made against the Corporation on the certificate allegedly destroyed or lost.

     SECTION 5. LIEN. The Corporation shall have a lien upon all of the stock or property of its shareholders invested therein for all debts due it by the owners thereof.

     SECTION 6. SUBSCRIPTION FOR SHARES. Unless the Subscription Agreement provides otherwise, subscriptions for shares, regardless of the time when they are made, shall be paid in full at such time, or in such installments or such periods, as shall be specified by the Board of Directors. All calls for payments on subscriptions shall carry the same terms with regard to all shares of the same class.


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     SECTION 7. CONSIDERATION FOR SHARES. The shares of the Corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less then the par value thereof. The consideration to be paid for shares may be paid in whole or in part, in money, in other property, tangible or intangible or in labor or services actually performed for the Corporation, as is fixed by the Board of Directors. If payment of the consideration for shares is made, such shares shall be deemed to be fully paid and not assessable by the Corporation.

                                  ARTICLE VIII
                                 CORPORATE ACTS

     SECTION 1. EXECUTION OF WRITTEN INSTRUMENTS. Contracts, deeds, documents and instruments shall be executed by the president or vice-president unless the Board of Directors shall, in a particular situation, designate another procedure for their execution.

     SECTION 2. SIGNING OF CHECKS AND NOTES. Checks, notes, drafts and demands for money shall be signed by the officer or officers from time to time designated by the Board of Directors. In the event no designation is made by the Board of Directors, checks, notes, drafts and demands for money may be signed by any two officers.

     SECTION 3. VOTING SHARES HELD IN OTHER CORPORATIONS. In the absence of other arrangements by the Board of Directors, shares of stock issued by any other corporation and owned or controlled by this corporation may be voted at any shareholders' meeting of the other corporation by the president of this corporation, or if he is not present at the meeting, by the vice-president of this corporation; and in the event neither the president nor the vice-president is to be present at a meeting, the shares may be voted by such person as the president and secretary of the Corporation shall by duly executed proxy designate to represent the Corporation at the meeting.

     SECTION 4. TRANSFER BOOK. The secretary shall maintain the transfer book for the shares of the Corporation, and shall make and certify a complete list of the shareholders entitled to vote at any shareholders' meeting. The list shall be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder. It shall be produced at the time and the place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting. The list shall be prima facie evidence of the shareholders entitled to examine the list or to vote at the meeting.

                                   ARTICLE IX
                              DIVIDENDS AND FINANCE

     SECTION 1. DIVIDENDS. Dividends may be declared by the Board of Directors and paid out of any funds legally available for the payment of dividends and in any manner the Board of Directors deems proper, subject to the conditions and limitations imposed by law and the Articles of Incorporation of the Corporation.

     Before making any distribution of profits, there may be set aside out of the net profits of the Corporation such sum or sums as the directors from time to time, in their absolute discretion, may deem expedient as a reserve fund to meet contingencies or for equalizing dividends or for maintaining any property of the Corporation or for any other purpose; and any profits of any year


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not distributed as dividends shall be deemed to have been thus set apart until otherwise disposed of by the Board of Directors.

     SECTION 2. BANK ACCOUNTS AND DEPOSITS. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation with such banks, bankers, trust companies, or other depositories as the Board of Directors may select or as may be selected by any officer or officers or any agent or agents of the Corporation to whom such power may be delegated from time to time by the Board of Directors.

     Endorsements for deposit of commercial paper to the credit of the Corporation in any of its duly authorized depositories may be made without countersignature by the President or any Vice-President, or the Treasurer or any Assistant Treasurer, or by any other officer or agent of the Corporation to whom the Board of Directors, by resolution, shall have delegated such power, or by hand-stamped impression in the name of the Corporation.

     SECTION 3. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution by the Board of Directors. Such authority may be general or confined to specific instances.

                                    ARTICLE X
                  RELATED PERSON CONTRACTS AND INDEMNIFICATION

     SECTION 1. CONTRACTS BETWEEN CORPORATION AND RELATED PERSONS. Any contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any firm of which one or more of its directors are members or employees, or in which he or they are interested or between the Corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers or employees, or in which he or they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the Corporation which acts upon, or in reference to, such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors, shall nevertheless, authorize, approve and ratify such contract or transaction by a vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, and to be counted in voting upon the matter. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

     SECTION 2. RIGHT OF INDEMNIFICATION. Each person who was or is a party to or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, formal or informal (hereinafter referred to as a "proceeding"), by reason of the fact that he or she, or a person with whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, including service with respect to employee benefit plans, whether the basis of the proceeding is alleged action in


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an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Michigan Business Corporation Act (MBCA), as it exists or may be amended (but, in the case of any such amendment, only to the extent that the amendment permits the Corporation to provide broader indemnification rights than the MBCA permitted the Corporation to provide before the amendment), against all expenses, liability, and loss (including attorney fees, judgments, fines, ERISA excise taxes, or penalties and amounts to be paid in settlement) reasonably incurred by the person in connection therewith, and the indemnification shall continue for a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding, or part thereof, initiated by the person only if the proceeding, or part thereof, was authorized by the board of directors of the Corporation. To the extent authorized by the MBCA, the Corporation may, but shall not be required to, pay expenses incurred in defending a proceeding in advance of its final disposition. The right to indemnification conferred in this article shall be a contract right.

     SECTION 3. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification conferred in this article shall not be exclusive of any other right that any person may have or acquire under any statute, provision of the articles of incorporation, bylaws, agreement, vote of stockholders, or disinterested directors, or otherwise.

     SECTION 4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or of another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify the person against the expenses, liability, or loss under the MBCA.

                                   ARTICLE XI
                               CONDUCT OF MEETINGS

     All meetings shall be conducted in accordance with procedure as set forth in Robert's Rules of Order.

     In the event of a deadlock on any issue the meeting shall be adjourned for not in excess of thirty (30) days and the parties shall agree on a disinterested person to cast the deciding vote at the adjourned meeting. If the parties cannot agree within one week from the date of the meeting on a disinterested person, then the presiding judge for the Circuit court of the County in which the corporate registered office is located, shall choose a person to so act. No further notice of the adjourned meeting will be necessary.

                                   ARTICLE XII
                                   AMENDMENTS

     The power to amend or repeal the By-Laws or to adopt a new code of By-Laws is reserved to the shareholders entitled to vote. It shall require the vote of the Shareholders holding 2/3 or more of the shares entitled to vote to amend or repeal the By-laws.


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                                  ARTICLE XIII
                                  MISCELLANEOUS

     SECTION 1. NOTICE. Every Notice shall be deemed duly served when it is personally delivered, or when the same has been deposited in the United States Mail with postage fully paid addressed to the intended recipient at his, her, or its address as it appears on the stock record books of the Corporation.

     SECTION 2. SEAL. The Board of Directors may provide for a suitable corporate seal, which seal shall be in the care of the Secretary, and shall be used by him.

     By appropriate Resolution, these By-Laws were adopted on March ___, 2000.


                                        By:
                                            ------------------------------------
                                            Kathryn A. Thorsby
                                            Chairman of the Board


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